Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

AMERICAN PHYSICIANS SERVICE GROUP, INC.

A Texas Corporation

(Adopted September 7, 2007)

AMENDED AND RESTATED BYLAWS

OF

AMERICAN PHYSICIANS SERVICE GROUP, INC.

A Texas corporation

 PREAMBLE

These bylaws are subject to, and governed by, the Texas Business Corporation Act and the articles of incorporation of American Physicians Service Group, Inc. (the “Corporation”).  In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Texas Business Corporation Act or the provisions of the articles of incorporation of the Corporation, such provisions of the Texas Business Corporation Act or the articles of incorporation of the Corporation, as the case may be, will be controlling.

ARTICLE ONE: OFFICES

1.01  Registered Office and Agent.  The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of Texas.

1.02  Other Offices.  The corporation may also have offices at such other places, both within and without the State of Texas, as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE TWO: SHAREHOLDERS

2.01  Annual Meetings.  An annual meeting of shareholders of the Corporation shall be held during each calendar year on such date and at such time as shall be designated from time to time, by the board of directors and stated in the notice of the meeting.  At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.02  Special Meetings.  Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, a special meeting of the shareholders may be called at any time only by the chairman of the board, the president, or a majority of the entire board of directors.  Only such business shall be transacted at a special meeting as is specified in the notice of any special meeting.

2.03  Place of Meetings.  The annual meeting of shareholders may be held at any place within or without the State of Texas as may be designated by the board of directors.  Special meetings of shareholders may be held at any place within or without the State of Texas as may be designated by the person or persons calling such special meeting as provided in Section 2.02.  If no place for a meeting is designated, it shall be held at the registered office of the Corporation.

2.04  Notice.  Written or printed notice stating the place, day, and time of each meeting of shareholders, and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting.

2.05  Voting List.  At least ten days before each meeting of shareholders, the secretary shall prepare a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order, including the address of each shareholder and the number of voting shares held by each shareholder.  For a period of ten days prior to such meeting, such list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder during usual business hours.  Such list shall be produced at such meeting, and at all times during such meeting shall be subject to inspection by any shareholder.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or stock transfer books.

2.06  Voting of Shares.  Treasury shares, shares of the Corporation’s own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation’s own stock held by the Corporation in a fiduciary capacity shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.  Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name so long as such shares form a part of the estate and are in the possession of the estate being served by him.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee.  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer of such shares into his name if authority to do so is contained in the court order by which such receiver was appointed.  Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent, or proxy as the bylaws of such corporation may provide or, in the absence of such provision, as the board of directors of such corporation may determine.  A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote such shares.

2.07  Quorum.  The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by law, the articles of incorporation, or these bylaws.  If a quorum shall not be present or represented at any meeting of shareholders, a majority of the shareholders entitled to vote at the meeting, who are present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At any reconvening of an adjourned meeting at which a quorum shall be present or represented any business may be transacted which could have been transacted at the original meeting, if a quorum had been present or represented.  For purposes of determining the presence or absence of a quorum under this Section 2.07, abstentions and broker non-votes (as such terms are defined in Section 2.08) shall be treated as shares present and entitled to vote.

2.08  Majority Vote; Withdrawal of Quorum.  Subject to the rights of the holders of one or more series of preferred shares of the Corporation, voting separately by class or series, to elect directors pursuant to the terms of one or more series of such preferred shares, the election of directors shall be determined by a plurality of the votes cast by the shareholders entitled to vote thereon and represented in person or by proxy at the meeting at which a quorum is present.  All other matters shall be determined by the affirmative vote of a majority of the votes that were voted for or against the matter cast by the shareholders entitled to vote thereon and represented in person or by proxy at the meeting at which a quorum is present, unless the matter is one on which, by express provision of law, the articles of incorporation, or these bylaws, a different vote is required, in which event such express provision shall govern and control the decision of such matter.  Abstentions and broker non-votes shall not be counted as a vote for or against such matter (even though such shares are considered present and entitled to vote for purposes of determining a quorum pursuant to Section 2.07).  The term “abstentions” shall refer to shares which are not voted “for” or “against” a particular question by a holder or holders present in person or by proxy at a meeting and entitled to vote such shares on such question.  The term “broker non-vote” shall refer to shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on the particular question on which the vote is being counted.  The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding any withdrawal of shareholders which may leave less than a quorum remaining.

2.09  Method of Voting; Proxies.  Every shareholder of record shall be entitled at every meeting of shareholders to one vote on each matter submitted to a vote, for every share standing in his name on the original stock transfer books of the Corporation except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation.  Such books shall be prima facie evidence as to the identity of shareholders entitled to vote.  At any meeting of shareholders, every shareholder having the right to vote may vote either in person or by a proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  Each such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.  If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted.  Each proxy shall be revocable, unless expressly provided therein to be irrevocable, or unless otherwise made irrevocable by law.  Each shareholder entitled to vote at any meeting of shareholders may authorize not in excess of two persons to act for such shareholder by a proxy signed by such shareholder or such shareholder’s attorney-in-fact.  Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies.

2.10  Closing of Transfer Books; Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any reconvening thereof or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed in any event 60 days.  If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.  In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and if no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

2.11  Order of Business.  At each meeting of the shareholders, the chairman of the board, or in the absence of the chairman of the board, the president, shall act as chairman.  The order of business at each such meeting shall be as determined by the chairman of the meeting.  The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation pursuant to Section 2.12 or 3.13 (i) who is a shareholder of record on the date of the giving of the notice provided for in Section 2.12 or 3.13, as the case may be and on the record date for the determination of shareholders entitled to vote at such annual meeting and who is otherwise entitled to vote at the meeting and (ii) who complies with the notice procedures set forth in Section 2.12 or 3.13, as the case may be.

2.12  Shareholder Proposals.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation.  A shareholder’s notice shall be timely if delivered to, or mailed to and received by, the secretary of the Corporation at the Corporation’s principal executive office not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); PROVIDED, HOWEVER, that in the event the annual meeting is scheduled to be held on a date that is not within 30 days before or 60 days after the Anniversary Date, a shareholder’s notice shall be timely if delivered to, or mailed to and received by, the secretary of the Corporation at the Corporation’s principal executive office not later than the close of business on the 10th day following the day on which Public Announcement of the date of such annual meeting is first made by the Corporation.  For the purposes of this Section 2.12, a “Public Announcement” shall mean:  (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including without limitation a Form 8-K) or (iii) a letter or report sent to shareholders of record of the Corporation at the time of the mailing of such letter or report.

A shareholder’s notice to the secretary of the Corporation shall set forth as to each matter proposed to be brought before an annual meeting:  (i) a brief description of the business the shareholder desires to bring before such annual meeting and the reasons for conducting such business at such annual meeting, (ii) the name and address, as they appear on the stock transfer books of the Corporation, of the shareholder proposing such business, (iii) the class and number of shares of the capital stock of the Corporation beneficially owned by the shareholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such shareholder’s name on such books, and the class and number of shares of the capital stock of the Corporation beneficially owned by such beneficial owners, (v) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (vi) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vii) any material interest of the shareholder proposing to bring such business before such meeting (or any other shareholders known to be supporting such proposal) in such proposal.

If the secretary of the Corporation determines that any shareholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.12 or that the information provided in a shareholder’s notice does not satisfy the information requirements of this Section 2.12 in any material respect, such proposal shall not be presented for action at the annual meeting in question.  If the secretary of the Corporation does not make a determination as to the validity of any shareholder proposal in the manner set forth above, the chairman of the annual meeting shall determine whether the shareholder proposal was made in accordance with the terms of this Section 2.12.  If the chairman of the annual meeting determines that any shareholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.12 or that the information provided in a shareholder’s notice does not satisfy the information requirements of this Section 2.12 in any material respect, such proposal shall not be presented for action at the annual meeting in question.  If the secretary of the Corporation or the chairman of the annual meeting determines that a shareholder proposal was made in accordance with the requirements of this Section 2.12, the chairman of the annual meeting shall so declare at the annual meeting.

Notwithstanding the foregoing provisions of this Section 2.12, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12, and nothing in this Section 2.12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE THREE: DIRECTORS

3.01  Management.  The business and affairs of the Corporation shall be managed by the board of directors, subject to the restrictions imposed by law, the articles of incorporation, or these bylaws.

3.02  Number; Election; Term; Qualification.  The first board of directors shall consist of the number of directors named in the articles of incorporation.  Thereafter, the number of directors which shall constitute the entire board of directors shall be determined from time to time exclusively by resolution of the board of directors adopted by the affirmative votes of a majority of the members of the entire board, but shall never be less than one.  At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified.  No director need be a shareholder, a resident of the State of Texas, or a citizen of the United States.

3.03  Decrease in Number.  No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

3.04  Removal.  At any meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, but only for cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.  For purposes of this Section, “cause” shall mean the willful and continuous failure of a director to substantially perform such director’s duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

3.05  Vacancies and Newly-Created Directorships.

(a) Vacancies.  Any vacancy occurring in the board of directors may be filled in accordance with Section 3.05(c) or may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  A director elected to fill a vacancy will be elected for the unexpired term of his or her predecessor in office.

(b) Newly-Created Directorships.  A directorship to be filled by reason of an increase in the number of directors may be filled in accordance with Section 3.05(c) or may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the board of directors may not fill more than three such directorships during the period between any two successive annual meetings of shareholders.

(c) Election by Shareholders.  Any vacancy occurring in the board of directors or any directorship to be filled by reason of an increase in the number of directors may be filled, unless previously filled in accordance with Section 3.05(a) or Section 3.05(b), by election at an annual or special meeting of shareholders called for that purpose.

3.06  First Meeting.  Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of shareholders, and notice of such meeting shall not be necessary.

3.07  Regular Meetings.  Regular meetings of the board of directors may be held without notice at such times and places as may be designated from time to time by resolution of the board of directors and communicated to all directors.

3.08  Special Meetings.  A special meeting of the board of directors shall be held whenever called by any director at such time and place as such director shall designate in the notice of such special meeting.  The director calling any special meeting shall cause notice of such special meeting to be given to each director at least 24 hours before such special meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of any special meeting.

3.09  Quorum; Majority Vote.  At all meetings of the board of directors, a majority of the directors, fixed in the manner provided in these bylaws, shall constitute a quorum for the transaction of business.  If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.  The vote of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors, unless the vote of a different number is required by the articles of incorporation or these bylaws.

3.10  Procedure; Minutes.  At meetings of the board of directors, business shall be transacted in such order as the board of directors may determine from time to time.  The board of directors shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting.  The secretary of the meeting shall prepare minutes of the meeting which shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

3.11  Presumption of Assent.  A director of the Corporation who is present at any meeting of the board of directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

3.12  Compensation.  Directors, in their capacity as directors, may receive, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, for attending meetings of the board of directors or a stated salary.  No director shall be precluded from serving the Corporation in any other capacity or receiving compensation therefor.

3.13  Notification of Nominations.  Nominations of persons for election to the board of directors may be made by the board of directors (or a committee thereof) or by any shareholder of the Corporation entitled to vote for the election of directors.  Any shareholder of the Corporation entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice is timely made by such shareholder to the secretary of the Corporation of such shareholder’s intent to make such a nomination.  A shareholder’s notice shall be timely if delivered to, or mailed to and received by, the secretary of the Corporation at the Corporation’s principal executive offices (a) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within 30 days before or 60 days after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or Public Announcement of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which such notice of the date of the special meeting was mailed or Public Announcement of the date of the special meeting was made, whichever first occurs.

A shareholder’s notice to the Corporation shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director:  (1) the name, age, business address and residence address of such person; (2) the principal occupation or employment of such person; (3) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person on the date of such shareholder notice; and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  A shareholder’s notice to the secretary of the Corporation shall further set forth as to the shareholder giving such notice:  (1) the name and address, as they appear on the stock transfer books of the Corporation, of such shareholder and of the beneficial owners (if any) of the capital stock of the Corporation registered in such shareholder’s name and the name and address of other shareholders known by such shareholder to be supporting such nominee(s); (2) the class and number of shares of the capital stock of the Corporation which are held of record, beneficially owned or represented by proxy by such shareholder and by any other shareholders known by such shareholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such shareholder’s notice; (3) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder and (4) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

If the secretary of the Corporation determines that any shareholder nomination was not made in accordance with the terms of this Section 3.13 or that the information provided in a shareholder’s notice does not satisfy the informational requirements of this Section 3.13 in any material respect, then such nomination shall not be considered at the annual meeting in question.  If the secretary of the Corporation does not make a determination as to whether a nomination was made in accordance with the provisions of this Section 3.13, then the chairman of the annual meeting shall determine whether a nomination was made in accordance with such provisions.  If the chairman of the annual meeting determines that any shareholder nomination was not made in accordance with the terms of this Section 3.13 or that the information provided in a shareholder’s notice does not satisfy the informational requirements of this Section 3.13 in any material respect, then such nomination shall not be considered at the annual meeting in question.  If the secretary of the Corporation or the chairman of the annual meeting determines that a nomination was made in accordance with the terms of this Section 3.13, the chairman of the annual meeting shall so declare at the annual meeting.

Notwithstanding anything to the contrary in the second paragraph of this Section 3.13, in the event that the number of directors to be elected to the board of directors is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 90 days prior to the Anniversary Date, a shareholder’s notice required by this Section 3.13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation.

No person shall be elected by the shareholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.13.

ARTICLE FOUR: COMMITTEES

4.01  Designation.  The board of directors may, by resolution adopted by a majority of the entire board of directors, designate executive and other committees.

4.02  Number; Qualification; Term.  Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors.  The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors.  Each committee member shall serve as such until the expiration of his term as a director or his earlier resignation, unless sooner removed as a committee member or as a director.

4.03  Authority.  The executive committee, unless expressly restricted in the resolution adopted by a majority of the entire board of directors establishing the executive committee, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Corporation.  Each other committee, to the extent expressly provided for in the resolution adopted by a majority of the entire board of directors establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Corporation.  Each other committee, to the extent expressly provided for in the resolution adopted by a majority of the entire board of directors establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the Corporation.  However, no committee shall have the authority of the board of directors in reference to:

(a)

amending the articles of incorporation;

(b)

approving a plan of merger or consolidation;

(c)

recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

(d)

recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

(e)

amending, altering, or repealing these bylaws or adopting new bylaws;

(f)

filling vacancies in or removing members of the board of directors or of any committee;

(g)

electing or removing officers or committee members;

(h)

fixing the compensation of any committee member; and

(i)

altering or repealing any resolution of the board of directors which by its terms provides that it shall not be amendable or repealable.

In the resolution adopted by a majority of the entire board of directors establishing an executive or other committee, the board of directors may expressly authorize such committee to declare dividends or to authorize the issuance of shares of the Corporation.

4.04  Committee Changes.  The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.  However, a committee member may be removed by the board of directors, only if, in the judgment of the board of directors, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.05  Regular Meetings.  Regular meetings of any committee may be held without notice at such times and places as may be designated from time to time by resolution of the committee and communicated to all committee members.

4.06  Special Meetings.  A special meeting of any committee may be held whenever called by any committee member at such time and place as such committee member shall designate in the notice of such special meeting.  The committee member calling any special meeting shall cause notice of such special meeting to be given to each committee member at least 12 hours before such special meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

4.07  Quorum; Majority Vote.  At all meetings of any committee, a majority of the number of committee members designated by the board of directors shall constitute a quorum for the transaction of business.  If a quorum is not present at a meeting of any committee, a majority of the committee members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.  The vote of a majority of the committee members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the vote of a different number is required by the articles of incorporation or these bylaws.

4.08  Minutes.  Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors.  The minutes of the proceedings of each committee shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

4.09  Compensation.  Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

4.10  Responsibility.  The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS

5.01  Notice.  Whenever by law, the articles of incorporation, or these bylaws, notice is required to be given to any shareholder, director, or committee member and no provision is made as to how such notice shall be given, it shall be construed to mean that notice may be given either (a) in person, (b) in writing, by mail, (c) except in the case of a shareholder, by telegram, telex, cable, telecopy, or similar means, or (d) by any other method permitted by law.  Any notice required or permitted to be given hereunder (other than personal notice) shall be addressed to such shareholder, director, or committee member at his address as it appears on the books of the Corporation or, in the case of a shareholder, on the stock transfer records of the Corporation or at such other place as such shareholder, director, or committee member is known to be at the time notice is mailed or transmitted.  Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid.  Any notice required or permitted to be given by telegram, telex, cable, telecopy, or similar means shall be deemed to be delivered and given at the time transmitted.

5.02  Waiver of Notice.  Whenever by law, the articles of incorporation, or these bylaws, any notice is required to be given to any shareholder, director, or committee member of the Corporation a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.03  Telephone and Similar Meetings.  Shareholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.04  Action Without Meeting.  Any action which may be taken, or is required by law, the articles of incorporation, or these bylaws to be taken, at a meeting of shareholders, directors, or committee members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders, directors, or committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect, as of the date stated therein, as a unanimous vote of such shareholders, directors, or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State of Texas or in any certificate or other document delivered to any person.  The consent may be in one or more counterparts so long as each shareholder, director, or committee member signs one of the counterparts.  The signed consent shall be placed in the minute books of the Corporation.

ARTICLE SIX: OFFICERS AND OTHER AGENTS

6.01  Number; Titles; Election; Term.  The Corporation shall have a president, one or more vice presidents (and, in the case of each vice president, with such descriptive title, if any, as the board of directors shall determine), a secretary, a treasurer, and such other officers and agents as the board of directors may deem desirable.  The board of directors shall elect a president, vice president, treasurer, and secretary at its first meeting at which a quorum shall be present after the annual meeting of shareholders or whenever a vacancy exists.  The board of directors then, or from time to time, may also elect or appoint one or more other officers or agents as it shall deem advisable.  Each officer and agent shall hold office until his successor has been elected or appointed and qualified, or, if earlier, at his death, resignation, or removal.  Any two or more offices may be held by the same person.  No officer or agent need be a shareholder, a director, a resident of the State of Texas, or a citizen of the United States.

6.02  Removal.  Any officer or agent elected or appointed by the board of directors may be removed by the board of directors, whenever, in the judgment of the board of directors, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

6.03  Vacancies.  Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the board of directors.

6.04  Authority.  Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

6.05  Compensation.  The compensation, if any, of officers shall be fixed, increased, or decreased from time to time by the chairman of the board; provided, that the board of directors may by resolution withdraw the authority of the chairman of the board to fix, increase, or decrease officers compensation and retain such authority for itself or delegate such authority to any other officer or officers of the Corporation.

6.06  Chairman of the Board.  The chairman of the board, if a person is elected to such office by the board of directors, shall be the chief executive officer of the Corporation and, subject to the supervision of the board of directors, shall have general management of the business and property of the Corporation in the ordinary course of its business with all such powers with respect to such business and property as may be reasonably incident to such responsibilities, including; but not limited to, the power to employ, discharge, or suspend employees or agents of the Corporation, to fix the compensation of officers (unless such power has been withdrawn by resolution of the board of directors), to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the board of directors with respect to continued suspension, removal, or reinstatement of such officer.  The chairman of the board shall see that all orders and resolutions of the board are carried into effect and shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

6.07  President.  The president shall be the chief operating and administrative officer of the Corporation and, subject to the supervision of the board of directors and the chairman of the board, shall have charge of the actual day to day operations and management of the Corporation and its property with all such powers with respect to such operations and management as may be reasonably incident to such responsibilities.  If the board of directors has not elected a person to the office of chairman of the board, the president shall exercise all of the powers and discharge all of the duties of the chairman of the board.  As between the Corporation and third parties, any action taken by the president in the performance of the duties of the chairman of the board shall be conclusive evidence that there is no chairman of the board.

6.08  Vice Presidents.  Each vice president shall have such powers and duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president and (in the order as designated by the board of directors, or in the absence of such designation, as determined by the length of time each has held the office of vice president continuously) shall exercise the powers of the president during that officer’s absence or inability to act.

6.09  Treasurer.  The treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors.  Additionally, the treasurer shall have the power to endorse for deposit, collection or otherwise, all checks, drafts, notes, bills of exchange, and other commercial paper payable to the corporation and to give proper receipts and discharges for all payments to the Corporation.  The treasurer shall perform such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.

6.10  Assistant Treasurers.  Each assistant treasurer shall perform such duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.  The assistant treasurers (in the order as designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of assistant treasurer continuously) shall exercise the powers of the treasurer during that officer’s absence or inability to act.

6.11  Secretary.  The secretary shall maintain minutes of all meetings of the board of directors, of any committee, and of the shareholders or consents in lieu of such minutes in the Corporation’s minute books, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings.  With respect to any contract, deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the secretary shall not be necessary to constitute such contract, deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolution, if any, of the board of directors authorizing such execution expressly states that such attestation is necessary.  The secretary shall have charge of the certificate books, stock transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director.  The secretary shall perform such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.

6.12  Assistant Secretaries.  Each assistant secretary shall perform such duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.  The assistant secretaries (in the order designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of assistant secretary continuously) shall exercise the power of the secretary during that officer’s absence or inability to act.

ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS

7.01  Certificated and Uncertificated Shares.  The shares of the Corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate representing the number of shares registered in certificate form.  The certificates for shares of stock of the Corporation shall be in such form as shall be approved by the board of directors in conformity with law.  The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the Corporation or in the records of the Corporation’s designated transfer agent, if any, and shall state the shareholder’s name, the number of shares, and such other matters as may be required by law.  The certificates shall be signed by the president or any vice president and also by the secretary, an assistant secretary, or any other officer, and may be sealed with the seal of the Corporation or a facsimile thereof.  If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of the foregoing officers may be a facsimile.

7.02  Lost, Stolen, or Destroyed Certificates.  The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

(a)

Claim.  Makes proof by affidavit in form and substance satisfactory to the board of directors, that a previously issued certificate for shares has been lost, destroyed, or stolen;

(b)

Timely Request.  Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)

Bond.  If requested by the board of directors, delivers to the Corporation a bond, in form and substance satisfactory, to the board of directors, with such surety or sureties and with fixed or open penalty, as the board of directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d)

Other Requirements.  Satisfies any other reasonable requirements imposed by the board of directors.

When a certificate has been lost, destroyed, or stolen, and the shareholder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the shareholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

7.03  Transfer of Shares.  Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the shareholders thereof in person or by their duly authorized attorneys or legal representatives.

(a)

Certificated Shares.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

(b)

Uncertificated Shares.  Upon presenting the Corporation or the transfer agent of the Corporation with an instruction requesting the registration of transfer of uncertificated shares, made by the registered owner of such uncertificated shares or any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person, the Corporation or its transfer agent shall register the transfer as requested.

7.04  Registered Shareholders.  The Corporation shall be entitled to treat the shareholder of record as the shareholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

8.01  Fiscal Year.  The fiscal year of the Corporation shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors it shall be the calendar year.

8.02  Seal.  The seal, if any, of the corporation shall be in such form as may be approved from time to time by the board of directors.  If the board of directors approves a seal, the affixation of such seal shall not be required to create a valid and binding obligation against the Corporation.

8.03  Resignation.  A director, committee member, officer, or agent may resign by so stating at any meeting of the board of directors or by giving written notice to the corporation.  The effective time of such resignation shall be any time specified in the statement made at the board of directors’ meeting or in the written notice given to the Corporation, but in no event may the effective time of such resignation be prior to the time such statement is made or such notice is given.  If no effective time is specified in the resignation, the resignation shall be effective immediately.  Unless a resignation specifies otherwise, it is effective without being accepted.

8.04  Securities of Other Corporations.  The president or any vice president of the Corporation or any other person authorized by resolution of the board of directors shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

8.05  Amendment.  The power to alter, amend, or repeal these bylaws or to adopt new bylaws is vested in the board of directors, subject to repeal or change by action of the shareholders.  The shareholders shall not make, repeal, alter, amend, or rescind the bylaws of the Corporation except by the vote of the holders of not less than 80% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Section as one class.

8.06  Invalid Provisions.  If any provision of these bylaws is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; these bylaws shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of these bylaws a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

8.07  Headings.  The headings used in these bylaws are for reference purposes only and do not affect in any way the meaning or interpretation of these bylaws.